EXHIBIT (j)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Harris Insight Funds Trust:

We consent to the use of our report dated February 22, 2006 with respect to the financial statements of Harris Insight Funds Trust, comprising the Government Money Market, Money Market, Tax-Exempt Money Market, Short/Intermediate Bond, Bond, Intermediate Government Bond, High Yield Bond, Intermediate Tax-Exempt Bond, Tax-Exempt Bond, Ultra Short Duration Bond, Equity, Core Equity, Small-Cap Opportunity, Small-Cap Value, Index, Small-Cap Growth, Balanced, International, and Emerging Markets Funds, incorporated herein by reference, and to the references to our firm under the heading "Financial Highlights" in the Prospectuses and under the headings "Independent Registered Public Accounting Firm" and "Reports to Shareholders" in the Statement of Additional Information in this Registration Statement.


                                                                    /s/ KPMG LLP

Philadelphia, Pennsylvania
May 17, 2006